SUB-ADVISORY AGREEMENT

                   NEUBERGER & BERMAN MANAGEMENT INCORPORATED
                                605 Third Avenue
                          New York, New York 10158-0006

                                                           May 1, 1995


Neuberger & Berman, L.P.
605 Third Avenue
New York, New York  10158-3698

Ladies and Gentlemen:

We have entered into a Management Agreement with Advisers Managers Trust ("Managers Trust"), with respect several of its series ("Series"), as set forth in Schedule A hereto, pursuant to which we are to act as investment adviser to such Series. We hereby agree with you as follows:

1. You agree for the duration of this Agreement to furnish us with such investment recommendations and research information, of the same type as that which you from time to time provide to your partners and employees for use in managing client accounts, all as we shall reasonably request. In the absence of willful misfeasance, bad faith or gross negligence in the performance of your duties, or of reckless disregard of your duties and obligations hereunder, you shall not be subject to liability for any act or omission or any loss suffered by any Series or its security holders in connection with the matters to which this Agreement relates.

2. In consideration of your agreements set forth in paragraph 1 above, we agree to pay you on the basis of direct and indirect costs to you of performing such agreements. Indirect costs shall be allocated on a basis mutually satisfactory to you and us.

3. As used in this Agreement, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings given to them by sections 2(a)(4) and 2(a)(42), respectively, of the Investment Company Act of 1940, as amended ("1940 Act").

This Agreement shall terminate automatically in the event of its assignment, or upon termination of the Management Agreement between Managers Trust and the undersigned.

This Agreement may be terminated at any time, without the payment of any penalty, (a) with respect to any Series by the trustees of Managers Trust or by vote of a majority of the outstanding voting securities of such Series or by the undersigned on not less than thirty nor more than sixty days' written notice addressed to you at your principal place of business; and (b) by you, without the payment of any penalty, on not less than thirty nor more than sixty days' written notice addressed to Managers Trust and the undersigned at Managers Trust's principal place of business.

This Agreement shall remain in full force and effect with respect to each Series listed in Schedule A on the date hereof through May 1, 1997, unless sooner terminated as provided above, and from year to year thereafter only so long as its continuance is approved in the manner required by the 1940 Act, as from time to time amended.

Schedule A to this Agreement may be modified from time to time to reflect the addition or deletion of a Series from the terms of this Agreement. With respect to each Series added by execution of an addendum to Schedule A, the term of this Agreement shall begin on the date of such execution and, unless sooner terminated as provided above, this Agreement shall remain in effect to the date two years after such execution and from year to year thereafter only so long as its continuance is approved in the manner required by the 1940 Act, as from time to time amended.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                            Very truly yours,


                                            NEUBERGER & BERMAN
                                            MANAGEMENT INCORPORATED
                                            By:  /s/ Stanley Egener
                                                          President


The foregoing agreement is
hereby accepted as of the date
first above written.

NEUBERGER & BERMAN, L.P.

By:  /s/ Lawrence Zicklin

                          NEUBERGER & BERMAN MANAGEMENT
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A



SERIES                                           Date Added to Agreement


AMT Growth Investments                                 May 1, 1995

AMT Partners Investments                               May 1, 1995

AMT Balanced Investments                               May 1, 1995

AMT Government Income Investments                      May 1, 1995

AMT Limited Maturity Bond Investments                  May 1, 1995

AMT Liquid Asset Investments                           May 1, 1995

AMT International Investments                          May 1, 1997